UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





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                                    FORM 10-K
                                  ANNUAL REPORT





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                         SUBSIDIARIES OF THE REGISTRANT



                          CNB Florida Bancshares, Inc.



                                   EXHIBIT 21



Subsidiaries of CNB Florida Bancshares, Inc.:


                                 State of
Subsidiary                     Organization                    Business Name
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1. CNB National Bank                *                         CNB National Bank




   * CNB National Bank is organized as a National Bank.